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News Release
HP Inc. Reports Fiscal 2024 Third Quarter Results

PALO ALTO, Calif. – Aug 28, 2024 (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
•Third quarter GAAP diluted net earnings per share ("EPS") of $0.65, within the previously provided outlook of $0.63 to $0.77 per share
•Third quarter non-GAAP diluted net EPS of $0.83, within the previously provided outlook of $0.78 to $0.92 per share
•Third quarter net revenue of $13.5 billion, up 2.4% from the prior-year period
•Third quarter net cash provided by operating activities of $1.4 billion, free cash flow of $1.3 billion
•Third quarter returned $0.9 billion to shareholders in the form of share repurchases and dividends
•Share repurchase authorization increased to $10.0 billion

HP Inc.'s fiscal 2024 third quarter financial performance
	Q3 FY24	Q3 FY23	Y/Y
GAAP net revenue ($B)	$13.5	$13.2	2.4%
GAAP operating margin	7.0%	7.2%	(0.2) pts
GAAP net earnings ($B)	$0.6	$0.8	(16)%
GAAP diluted net EPS	$0.65	$0.76	(14)%
Non-GAAP operating margin	8.1%	8.8%	(0.7) pts
Non-GAAP net earnings ($B)	$0.8	$0.9	(5)%
Non-GAAP diluted net EPS	$0.83	$0.86	(3)%
Net cash provided by operating activities ($B)	$1.4	$1.0	46%
Free cash flow ($B)	$1.3	$0.9	50%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2024 third quarter net revenue of $13.5 billion, up 2% (up 3% in constant currency) from the prior-year period.

“We are pleased with our return to revenue growth and proud of the innovations delivered in the quarter, including the launch of our next-generation AI PC lineup” said Enrique Lores, President and CEO, HP Inc. “We remain focused on our strategic plan and will prioritize opportunities that drive long-term profitable growth, while taking decisive action to navigate a dynamic environment.”

Third quarter GAAP diluted net EPS was $0.65, down from $0.76 in the prior-year period and within the previously provided outlook of $0.63 to $0.77. Third quarter non-GAAP diluted net EPS was $0.83, down from $0.86 in the prior-year period and within the previously provided outlook of $0.78 to $0.92. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS excludes after-tax adjustments of $179 million, or $0.18 per diluted share, related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits and tax adjustments.

Asset management
HP's net cash provided by operating activities in the third quarter of fiscal 2024 was $1.4 billion. Accounts receivable ended the quarter at $4.7 billion, flat quarter over quarter at 31 days. Inventory ended the quarter at $7.8 billion, down 3 days quarter over quarter to 67 days. Accounts payable ended the quarter at $15.4 billion, down 1 day quarter over quarter to 131 days.

HP generated $1.3 billion of free cash flow in the third quarter. Free cash flow includes net cash provided by operating activities of $1.4 billion adjusted for net investments in leases from integrated financing of $42 million and net investments in property, plant and equipment of $162 million.

HP’s dividend payment of $0.2756 per share in the third quarter resulted in cash usage of $0.3 billion. HP also utilized $0.6 billion of cash during the quarter to repurchase approximately 17.1 million shares of common stock in the open market. HP exited the quarter with $2.9 billion in gross cash, which includes cash and cash equivalents of $2.8 billion, restricted cash of $93 million, and short-term investments of $3 million included in other current assets. Restricted cash relates to amounts collected and held on behalf of a third party for trade receivables previously sold.

Fiscal 2024 third quarter segment results
•Personal Systems net revenue was $9.4 billion, up 5% year over year (up 5% in constant currency) with a 6.4% operating margin. Consumer PS net revenue was down 1% and Commercial PS net revenue was up 8%. Total units were up 1% with Consumer PS units down 6% and Commercial PS units up 6%.
•Printing net revenue was $4.1 billion, down 3% year over year (down 2% in constant currency) with a 17.3% operating margin. Consumer Printing net revenue was up 2% and Commercial Printing net revenue was down 5%. Supplies net revenue was down 2% (down 1% in constant currency). Total hardware units were down 2%, with Consumer Printing units flat and Commercial Printing units down 4%.

Share repurchase authorization

On August 27, 2024, HP's Board of Directors increased HP's share repurchase authorization to $10.0 billion in total.

Outlook
For the fiscal 2024 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.74 to $0.84 and non-GAAP diluted net EPS to be in the range of $0.89 to $0.99. Fiscal 2024 fourth quarter non-GAAP diluted net EPS estimates exclude $0.15 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments, debt extinguishment charges and the related tax impact on these items.

For fiscal 2024, HP estimates GAAP diluted net EPS to be in the range of $2.62 to $2.72 and non-GAAP diluted net EPS to be in the range of $3.35 to $3.45. Fiscal 2024 non-GAAP diluted net EPS estimates exclude $0.73 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments, debt extinguishment charges and the related tax impact on these items. For fiscal 2024, HP anticipates generating free cash flow in the range of $3.1 to $3.6 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.
HP's FY24 Q3 earnings conference call is accessible via audio webcast at www.hp.com/investor/2024Q3Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, other income and expenses, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash, cash equivalents, and restricted cash prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the impact of the COVID-19 pandemic; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2023 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions (including the acquisition of Plantronics, Inc. (“Poly”)); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine, tension across the Taiwan Strait, the Israel-Hamas conflict, other hostilities in the Middle East and the regional and global ramifications of these events; volatility in global capital markets and foreign currency, increases in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations; the effects of global pandemics, such as COVID-19, or other public health crises; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the need to manage (and reliance on) third-party suppliers, including with respect to supply constraints and component shortages, and the need to manage HP’s global, multi-tier distribution network and potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; successfully competing and maintaining the value proposition of HP’s products, including supplies and services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of our restructuring plans (including the fiscal 2023 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; our aspirations related to environmental, social and governance matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; our use of artificial intelligence; the effectiveness of our internal control over financial reporting; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and HP’s other filings with the Securities and Exchange Commission ("SEC"). HP’s fiscal 2023 plan includes HP's efforts to take advantage of future growth opportunities, including but not limited to, investments to drive growth, investments in our people, improving product mix, driving structural cost savings and other productivity measures. Structural cost savings represent gross reductions in costs driven by operational efficiency, digital transformation, and portfolio optimization. These initiatives include but are not limited to workforce reductions, platform simplification, programs consolidation and productivity measures undertaken by HP, which HP expects to be sustainable in the longer-term. These structural cost savings are net of any new recurring costs resulting from these initiatives and exclude one-time investments to generate such savings. HP’s expectations on the longer-term sustainability of such structural cost savings are based on its current business operations and market dynamics and could be significantly impacted by various factors, including but not limited to HP’s evolving business models, future investment decisions, market environment and technology landscape.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2024, and HP’s other filings with the SEC. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2024	April 30, 2024	July 31, 2023
Net revenue:(a)
Products	$12,750	$12,043	$12,422
Services	769	757	774
Total net revenue	13,519	12,800	13,196
Cost of net revenue:(a)
Products	10,164	9,324	9,939
Services	449	453	435
Total cost of net revenue	10,613	9,777	10,374
Research and development	413	436	354
Selling, general and administrative	1,404	1,462	1,302
Restructuring and other charges	46	71	75
Acquisition and divestiture charges	22	22	48
Amortization of intangible assets	81	80	91
Total costs and expenses	12,579	11,848	12,244
Earnings from operations	940	952	952
Interest and other, net	(113)	(155)	(16)
Earnings before taxes	827	797	936
Provision for taxes	(187)	(190)	(170)
Net earnings	$640	$607	$766

Net earnings per share:
Basic	$0.65	$0.62	$0.77
Diluted	$0.65	$0.61	$0.76

Cash dividends declared per share	$0.55	$—	$0.52

Weighted-average shares used to compute net earnings per share:
Basic	979	984	993
Diluted	990	990	1,002

(a)    Effective first quarter of fiscal 2024, HP presents consolidated net revenue and cost of net revenue bifurcated between products and services. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net earnings per share ("EPS"). Services include revenues from support and maintenance contracts and other services, and excludes product hardware and supplies revenues associated with as-a-service offerings and instant ink subscriptions which are categorized within product revenues.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2024	July 31, 2023
Net revenue:(a)
Products	$37,212	$37,615
Services	2,292	2,286
Total net revenue	39,504	39,901
Cost of net revenue:(a)
Products	29,359	30,085
Services	1,328	1,293
Total cost of net revenue	30,687	31,378
Research and development	1,248	1,167
Selling, general and administrative	4,249	4,031
Restructuring and other charges	180	416
Acquisition and divestiture charges	71	205
Amortization of intangible assets	242	262
Total costs and expenses	36,677	37,459
Earnings from operations	2,827	2,442
Interest and other, net	(410)	(357)
Earnings before taxes	2,417	2,085
(Provision for) benefit from taxes	(548)	204
Net earnings	$1,869	$2,289

Net earnings per share:
Basic	$1.90	$2.31
Diluted	$1.88	$2.29

Cash dividends declared per share	$1.10	$1.05

Weighted-average shares used to compute net earnings per share:
Basic	986	991
Diluted	994	999

(a) Effective first quarter of fiscal 2024, HP presents consolidated net revenue and cost of net revenue bifurcated between products and services. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS. Services include revenues from support and maintenance contracts and other services, and excludes product hardware and supplies revenues associated with as-a-service offerings and instant ink subscriptions which are categorized within product revenues.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2024		April 30, 2024		July 31, 2023
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$640	$0.65	$607	$0.61	$766	$0.76
Non-GAAP adjustments:
Restructuring and other charges	46	0.05	71	0.07	75	0.07
Acquisition and divestiture charges	22	0.02	22	0.02	48	0.05
Amortization of intangible assets	81	0.08	80	0.08	91	0.09
Debt extinguishment benefit	—	—	—	—	(115)	(0.11)
Non-operating retirement-related credits	(2)	—	(3)	—	(12)	(0.01)
Tax adjustments(a)	32	0.03	35	0.04	6	0.01
Non-GAAP net earnings	$819	$0.83	$812	$0.82	$859	$0.86

GAAP earnings from operations	$940		$952		$952
Non-GAAP adjustments:
Restructuring and other charges	46		71		75
Acquisition and divestiture charges	22		22		48
Amortization of intangible assets	81		80		91
Non-GAAP earnings from operations	$1,089		$1,125		$1,166

GAAP operating margin	7.0%		7.4%		7.2%
Non-GAAP adjustments	1.1%		1.4%		1.6%
Non-GAAP operating margin	8.1%		8.8%		8.8%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2024		July 31, 2023
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,869	$1.88	$2,289	$2.29
Non-GAAP adjustments:
Restructuring and other charges	180	0.19	416	0.42
Acquisition and divestiture charges	71	0.07	206	0.21
Amortization of intangible assets	242	0.24	262	0.26
Debt extinguishment benefit	—	—	(107)	(0.11)
Non-operating retirement-related credits	(7)	(0.01)	(35)	(0.04)
Tax adjustments(a)	84	0.08	(656)	(0.65)
Non-GAAP net earnings	$2,439	$2.45	$2,375	$2.38

GAAP earnings from operations	$2,827		$2,442
Non-GAAP adjustments:
Restructuring and other charges	180		416
Acquisition and divestiture charges	71		206
Amortization of intangible assets	242		262
Non-GAAP earnings from operations	$3,320		$3,326

GAAP operating margin	7.2%		6.1%
Non-GAAP adjustments	1.2%		2.2%
Non-GAAP operating margin	8.4%		8.3%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$2,878	$3,232
Accounts receivable, net	4,659	4,237
Inventory	7,790	6,862
Other current assets	3,988	3,646
Total current assets	19,315	17,977
Property, plant and equipment, net	2,831	2,827
Goodwill	8,606	8,591
Other non-current assets	7,307	7,609
Total assets	$38,059	$37,004

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$1,396	$230
Accounts payable	15,447	14,046
Other current liabilities	10,200	10,212
Total current liabilities	27,043	24,488
Long-term debt	8,229	9,254
Other non-current liabilities	4,179	4,331
Stockholders' deficit	(1,392)	(1,069)
Total liabilities and stockholders' deficit	$38,059	$37,004

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	July 31, 2024	July 31, 2023
Cash flows from operating activities:
Net earnings	$640	$766
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	208	217
Stock-based compensation expense	96	91
Restructuring and other charges	46	75
Deferred taxes on earnings	69	51
Other, net	(11)	(97)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(341)	(246)
Inventory	(275)	(10)
Accounts payable	1,082	801
Net investment in leases from integrated financing	(42)	(31)
Taxes on earnings	39	24
Restructuring and other	(60)	(77)
Other assets and liabilities	(27)	(588)
Net cash provided by operating activities	1,424	976
Cash flows from investing activities:
Investment in property, plant and equipment, net	(162)	(137)
Purchases of available-for-sale securities and other investments	—	(1)
Collateral (posted) returned for derivative instruments	(60)	9
Payment made in connection with business acquisition, net of cash acquired	(15)	—
Net cash used in investing activities	(237)	(129)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	—	200
Proceeds from debt, net of issuance costs	80	60
Payment of debt and associated costs	(51)	(1,067)
Stock-based award activities and others	13	—
Repurchase of common stock	(600)	—
Cash dividends paid	(268)	(259)
Settlement of cash flow hedges	—	(3)
Net cash used in financing activities	(826)	(1,069)
Increase (decrease) in cash, cash equivalents and restricted cash	361	(222)
Cash, cash equivalents and restricted cash at beginning of period	2,517	1,940
Cash, cash equivalents and restricted cash at end of period	$2,878	$1,718

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended
	July 31, 2024	July 31, 2023
Cash flows from operating activities:
Net earnings	$1,869	$2,289
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	622	638
Stock-based compensation expense	367	353
Restructuring and other charges	180	416
Deferred taxes on earnings	69	(774)
Other, net	(24)	(61)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(447)	180
Inventory	(953)	364
Accounts payable	1,442	(1,133)
Net investment in leases from integrated financing	(123)	(82)
Taxes on earnings	(89)	354
Restructuring and other	(204)	(244)
Other assets and liabilities	(583)	(704)
Net cash provided by operating activities	2,126	1,596
Cash flows from investing activities:
Investment in property, plant and equipment, net	(439)	(459)
Purchases of available-for-sale securities and other investments	—	(6)
Maturities and sales of available-for-sale securities and other investments	—	18
Collateral posted for derivative instruments	(60)	(118)
Payment made in connection with business acquisitions, net of cash acquired	(15)	(5)
Net cash used in investing activities	(514)	(570)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	—	190
Proceeds from debt, net of issuance costs	266	177
Payment of debt and associated costs	(153)	(1,654)
Stock-based award activities and others	(67)	(86)
Repurchase of common stock	(1,200)	(100)
Cash dividends paid	(812)	(777)
Collateral returned for derivative instruments	—	(200)
Settlement of cash flow hedges	—	(3)
Net cash used in financing activities	(1,966)	(2,453)
Decrease in cash, cash equivalents and restricted cash	(354)	(1,427)
Cash, cash equivalents and restricted cash at beginning of period	3,232	3,145
Cash, cash equivalents and restricted cash at end of period	$2,878	$1,718

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2024	April 30, 2024	July 31, 2023	Q/Q	Y/Y
Net revenue:
Commercial PS	$6,677	$6,242	$6,201	7%	8%
Consumer PS	2,692	2,184	2,731	23%	(1)%
Personal Systems	9,369	8,426	8,932	11%	5%
Supplies	2,703	2,864	2,768	(6)%	(2)%
Commercial Printing(a)	1,147	1,205	1,208	(5)%	(5)%
Consumer Printing(a)	293	299	287	(2)%	2%
Printing	4,143	4,368	4,263	(5)%	(3)%
Corporate Investments(b)	7	5	1	NM	NM
Total segment net revenue	13,519	12,799	13,196	6%	2%
Other(b)	—	1	—	NM	NM
Total net revenue	$13,519	$12,800	$13,196	6%	2%

Earnings before taxes:
Personal Systems	$599	$508	$592
Printing	715	829	794
Corporate Investments	(28)	(30)	(32)
Total segment earnings from operations	1,286	1,307	1,354
Corporate and unallocated cost and other	(101)	(88)	(97)
Stock-based compensation expense	(96)	(94)	(91)
Restructuring and other charges	(46)	(71)	(75)
Acquisition and divestiture charges	(22)	(22)	(48)
Amortization of intangible assets	(81)	(80)	(91)
Interest and other, net	(113)	(155)	(16)
Total earnings before taxes	$827	$797	$936

(a)Effective at the beginning of its first quarter of fiscal 2024, HP realigned its business unit financial reporting more closely with its customer market segmentation. The realignment resulted in the transfer of LaserJet printers net revenues from Consumer Printing to Commercial Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of net revenues from Consumer Printing to Commercial Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended		Change (%)
	July 31, 2024	July 31, 2023	Y/Y
Net revenue:
Commercial PS	$18,964	$18,499	3%
Consumer PS	7,640	7,787	(2)%
Personal Systems	26,604	26,286	1%
Supplies	8,430	8,631	(2)%
Commercial Printing(a)	3,579	3,969	(10)%
Consumer Printing(a)	877	1,011	(13)%
Printing	12,886	13,611	(5)%
Corporate Investments(b)	14	5	NM
Total segment net revenue	39,504	39,902	(1)%
Other(b)	—	(1)	NM
Total net revenue	$39,504	$39,901	(1)%

Earnings before taxes:
Personal Systems	$1,644	$1,498
Printing	2,416	2,563
Corporate Investments	(95)	(103)
Total segment earnings from operations	3,965	3,958
Corporate and unallocated cost and other	(278)	(280)
Stock-based compensation expense	(367)	(353)
Restructuring and other charges	(180)	(416)
Acquisition and divestiture charges	(71)	(205)
Amortization of intangible assets	(242)	(262)
Interest and other, net	(410)	(357)
Total earnings before taxes	$2,417	$2,085

(a)Effective at the beginning of its first quarter of fiscal 2024, HP realigned its business unit financial reporting more closely with its customer market segmentation. The realignment resulted in the transfer of LaserJet printers net revenues from Consumer Printing to Commercial Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of net revenues from Consumer Printing to Commercial Printing. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	July 31, 2024	April 30, 2024	July 31, 2023	Q/Q		Y/Y
Segment operating margin:
Personal Systems	6.4%	6.0%	6.6%	0.4	pts	(0.2)	pts
Printing	17.3%	19.0%	18.6%	(1.7)	pts	(1.3)	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	9.5%	10.2%	10.3%	(0.7)	pts	(0.8)	pts

	Nine months ended		Change (pts)
	July 31, 2024	July 31, 2023	Y/Y
Segment operating margin:
Personal Systems	6.2%	5.7%	0.5	pts
Printing	18.7%	18.8%	(0.1)	pts
Corporate Investments(a)	NM	NM	NM
Total segment	10.0%	9.9%	0.1	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2024	April 30, 2024	July 31, 2023
Numerator:
GAAP net earnings	$640	$607	$766
Non-GAAP net earnings	$819	$812	$859

Denominator:
Weighted-average shares used to compute basic net earnings per share	979	984	993
Dilutive effect of employee stock plans(a)	11	6	9
Weighted-average shares used to compute diluted net earnings per share	990	990	1,002

GAAP diluted net earnings per share	$0.65	$0.61	$0.76
Non-GAAP diluted net earnings per share	$0.83	$0.82	$0.86

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2024	July 31, 2023
Numerator:
GAAP net earnings	$1,869	$2,289
Non-GAAP net earnings	$2,439	$2,375

Denominator:
Weighted-average shares used to compute basic net earnings per share	986	991
Dilutive effect of employee stock plans(a)	8	8
Weighted-average shares used to compute diluted net earnings per share	994	999

GAAP diluted net earnings per share	$1.88	$2.29
Non-GAAP diluted net earnings per share	$2.45	$2.38

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, non-operating retirement related (credits)/charges, debt extinguishment costs (benefit), tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which includes non-recurring costs including those as a result of information technology rationalization efforts and transformation program management and are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment (benefit)/costs includes certain (gain)/loss related to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc. HP excludes these (benefit)/costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant and equipment. HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas
Key Growth Areas represent HP’s businesses which management expects to grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities

Gaming: Gaming PCs (Omen, Victus, etc.), HyperX and gaming accessories

Workforce Solutions: Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services

Consumer Subscriptions: Instant Ink, other consumer subscriptions and consumer digital services

Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies

3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as molded fiber, footwear and orthotics

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits)/charges, debt extinguishment costs (benefit) and tax adjustments are excluded from non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.